Exhibit 10.1

VOTING AGREEMENT (this “Agreement”) dated as of July 4, 2023, among American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and each party listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). The Company and Stockholders are each referred to in this Agreement as a “party” and collectively as the “parties”.

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company, Brookfield Reinsurance Ltd., a Bermuda exempted company limited by shares (“Parent”), Arches Merger Sub Inc., an Iowa corporation and wholly owned subsidiary of Parent, and, solely for the limited purposes set for therein, Brookfield Asset Management Ltd., a company incorporated under the laws of the Province of British Columbia, have entered into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, each Stockholder owns the number of shares of Common Stock set forth opposite its name on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of such Stockholder); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that each Stockholder enter into this Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

SECTION 1.          Representations and Warranties of Each Stockholder.  Each Stockholder hereby, severally and not jointly, represents and warrants to the Company as of the date hereof in respect of itself as follows:

(a)          Authority; Execution and Delivery; Enforceability.  The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by the Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder.  The Stockholder has duly executed and delivered this Agreement, and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          No Conflicts; Consents.

(i)          The execution and delivery by the Stockholder of this Agreement and the performance by it of its obligations hereunder do not, and the consummation by it of the transactions contemplated hereby and compliance with the terms hereof will not, (A) conflict with, or result in any violation of any provision of, the organizational documents of such Stockholder, (B) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of any material Contract to which such Stockholder is a party or by which any of its properties or assets is bound (other than any Contract to which the Company or any Subsidiary of the Company is a party or by which any of their respective properties or assets is bound) or (C) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 1(b)(ii), any judgments, decrees and orders of Governmental Authorities or Law, in each case applicable to such Stockholder or its properties or assets, other than, in the case of clauses (B) and (C) above, any such items that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(ii)          No Consent of or from, or registration, declaration, notice or filing with or made to, any Governmental Authority, or the expiry of any related waiting period, is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation by it of the transactions contemplated hereby, other than (A) the filing with the SEC of such reports under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (B) any filings or Consents contemplated by the Merger Agreement and (C) such other items that the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c)          The Subject Shares.  The Stockholder is the record and beneficial owner of, and has good and valid title to, the Subject Shares, free and clear of any Liens.  As of the date hereof, the Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite its name on Schedule A attached hereto. None of the Stockholder’s Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the transfer of such Stockholder’s Subject Shares, except as set forth in this Agreement, the organizational documents of the Company or the Investment Agreement, dated October 17, 2020, by and among the Company, Brookfield Corporation (formerly,

Brookfield Asset Management Inc.), and the Stockholders (as successors and assigns of Burgundy Acquisitions I Ltd.) (as amended, restated or otherwise modified from time to time, the “Investment Agreement”).

SECTION 2.          Representations and Warranties of the Company.  The Company hereby represents and warrants to each Stockholder as follows:

(a)          Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  The Company has duly executed and delivered this Agreement, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)          No Conflicts; Consents.

(i)          The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder do not, and the consummation by it of the transactions contemplated hereby and compliance with the terms hereof will not, (A) conflict with, or result in any violation of any provision of, the Company Charter or the Company Bylaws, (B) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary of the Company under, any provision of any material Contract to which the Company or any Subsidiary of the Company is a party or by which any of their properties or assets are bound (other than any Contract to which either Stockholder is a party or by which any of their respective properties or assets are bound) or (C) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 2(b)(ii), any judgments, decrees and orders of Governmental Authorities or Law, in each case applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C) above, any such items that, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(ii)          No Consent of or from, or registration, declaration, notice or filing with or made to, any Governmental Authority, or the expiry of any related waiting period, is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby other than (A) the filing with the SEC of (1) the Proxy Statement and (2) such reports under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (B) any filings or Consents contemplated by the Merger Agreement and (C) such other items that the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

SECTION 3.          Covenants of Each Stockholder.  Unless this Agreement is terminated in accordance with its terms, each Stockholder, severally and not jointly, covenants and agrees as follows:

(a)          At any meeting of the shareholders of the Company called to seek the Required Shareholder Approval or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or the Merger is sought, the Stockholder shall, including by executing a written consent solicitation if requested by the Company, cause its Subject Shares to be present in person or by proxy for purposes of constituting a quorum and vote (or cause to be voted) the Subject Shares of the Stockholder in favor of granting the Required Shareholder Approval.

(b)          At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval (including by written consent) is sought, the Stockholder shall cause its Subject Shares to be present in person or by proxy for purposes of constituting a quorum and vote (or cause to be voted) the Subject Shares against (i) any Takeover Proposal and (ii) any amendment of the Company Charter or the Company Bylaws or other proposal or transaction involving the Company or any Subsidiary of the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or the Merger.  The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c)          Other than this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of, any Subject Shares to any person other than pursuant to the Transactions, unless prior to any such Transfer the transferee of such Stockholder’s Subject Shares is a party to this Agreement, enters into a voting agreement with the Company on terms substantially identical to the terms of this Agreement or agrees to become a party to this Agreement pursuant to a customary joinder agreement, or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions.

SECTION 4.          Waiver.

(a)          The Company hereby waives compliance by the Stockholders with the terms and conditions of:

(i)          Section 7.4 of the Investment Agreement to the extent that such terms and conditions would require the Stockholders to dispose of any Common Stock;

(ii)          Section 7.5 of the Investment Agreement to the extent necessary to permit Parent to exercise its rights pursuant to Section 7.03 of the Merger Agreement; and

(iii)          Section 7.7 of the Investment Agreement, solely in order for the Stockholders to comply with their obligations set forth in Sections 3(a) and 3(b) and to the extent that such terms and conditions would require the Stockholders to vote any of the Subject Shares in the same proportion as the unaffiliated shareholders of the Company with respect to vote any matter described in Sections 3(a) and 3(b).

(b)          The waivers in Sections 4(a) shall expire upon the termination of the Merger Agreement in accordance with its terms.

SECTION 5.          Termination.  This Agreement shall terminate, other than with respect to the liability of any party for breach hereof prior to such termination, upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) at any time prior to the time, but not after, the Required Shareholder Approvals are obtained, if the Company Board, or any committee thereof has made an Adverse Recommendation Change; and (d) the termination of this Agreement by the mutual written consent of the parties.

SECTION 6.          Additional Matters.  Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably require for the purpose of effectively carrying out the transactions contemplated by this Agreement.

SECTION 7.          General Provisions.

(a)          Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

(b)          Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed or sent by overnight courier (providing proof of delivery) to the parties at the following addresses

(i)          if to any Stockholder, to:

Brookfield Reinsurance Ltd. Ideation House, 1st Floor 94 Pitts Bay Road Pembroke, HM08, Bermuda
Attention:	Anna Knapman-Scott
Email:	anna.knapmanscott@northendre.com

and to the applicable address of such Stockholder set forth in Schedule A hereto, with a copy to (which will not constitute notice to any Stockholder):

Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019
Attention:	Richard Hall
David J. Perkins
Email:	rhall@cravath.com
dperkins@cravath.com

and

(ii)          if to the Company, to:

American Equity Investment Life Holding Company 6000 Westown Parkway West Des Moines, Iowa 50266
Attention:	Shari Wood
Email:	swood@american-equity.com

with a copy to (which will not constitute notice to the Company):

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attention:	H. Rodgin Cohen Melissa Sawyer Stephen M. Kotran
Email:	cohenhr@sullcrom.com sawyerm@sullcrom.com kotrans@sullcrom.com or such other address or email address as such party may hereafter specify by like notice to the other parties.  All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(c)          Interpretation.  When a reference is made in this Agreement to an Article, Section or subsection, such reference shall be to an Article, Section or subsection to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.  References to a person are also to its permitted successors and assigns.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(d)          Severability.  If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(e)          Counterparts.  This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(f)          Entire Agreement; No Third-Party Beneficiaries.  This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person (including any  shareholder of any party) other than the parties any rights or remedies.

(g)          Governing Law; Consent to Jurisdiction.

(i)          This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Iowa applicable to contracts executed in and to be performed entirely within that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(ii)          All Actions arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the Transactions shall be heard and determined in the Iowa District Court for Polk County, or, if the Iowa District Court declines to accept jurisdiction over a particular matter, any federal court within the State of Iowa, or, if both the Iowa District Court and the federal courts within the State of Iowa decline to accept jurisdiction over a particular matter, any other state court within the State of Iowa, and, in each case, any appellate court therefrom.  The parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action.  The consents to jurisdiction and venue set forth in this Section 7(g)(ii) shall not constitute general consents to service of process in the State of Iowa and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties.  Each party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 7(b).  The parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(h)          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties.  No assignment by any party shall relieve such party of any of its obligations hereunder.  Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section 7(h) shall be null and void.

(i)          Enforcement.  This Agreement is intended to be a voting agreement under Section 490.731 of the Iowa Business Corporations Act (“IBCA”) and

shall be specifically enforceable as provided in the IBCA. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 5, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(j)          Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(J).

[Signature Page Follows.]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

by	/s/ Anant Bhalla
	Name:	Anant Bhalla
	Title:	Chief Executive Officer and President

FREESTONE RE LTD.

by	/s. Gregory McConnie
	Name:	Gregory McConnie
	Title:	Director

NORTH END RE (CAYMAN) SPC acting for and on behalf of, its own account

by	/s/ Gregory McConnie
	Name:	Gregory McConnie
	Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

SCHEDULE A

Name and Address of Stockholder	Number of Shares of Common Stock Owned
Freestone Re Ltd. Ideation House, 1st Floor 94 Pitts Bay Road Pembroke, HM08, Bermuda Attention: Anna Knapman-Scott Email: anna.knapmanscott@northendre.com	3,857,184
North End RE (Cayman) SPC 18 Forum Lane, 2nd Floor Camana Bay, PO Box 30487 Grand Cayman KY1-1202, Cayman Islands Attention: Gregory McConnie Email: gregory.mcconnie@brookfield.com	12,028,979